EXHIBIT 1
AGREEMENT OF JOINT FILING

     This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of the Class A common stock, $0.01 par value per share, of Clear Channel Outdoor Holdings, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Clear Channel Holdings, Inc.

Date: February 9, 2012	By:	/s/ Hamlet T. Newsom, Jr.
Name: Hamlet T. Newsom, Jr.
Title: Vice President, Associate General Counsel and Assistant Secretary

Clear Channel Communications, Inc.

	By:	/s/ Hamlet T. Newsom, Jr.
Name: Hamlet T. Newsom, Jr.
Title: Vice President, Associate General Counsel and Assistant Secretary

Clear Channel Capital I, LLC

	By:	/s/ Hamlet T. Newsom, Jr.
Name: Hamlet T. Newsom, Jr.
Title: Vice President, Associate General Counsel and Assistant Secretary

Clear Channel Capital II, LLC

	By:	/s/ Hamlet T. Newsom, Jr.
Name: Hamlet T. Newsom, Jr.
Title: Vice President, Associate General Counsel and Assistant Secretary

CC Media Holdings, Inc.

	By:	/s/ Hamlet T. Newsom, Jr.
Name: Hamlet T. Newsom, Jr.
Title: Vice President, Associate General Counsel and Assistant Secretary